As filed with the Securities and Exchange Commission on April 3, 2018

Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANTERBURY PARK HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	47-5349765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Canterbury Road

Shakopee, MN 55379

(Address of Principal Executive Offices, Including Zip Code)

CANTERBURY PARK HOLDING CORPORATION

STOCK PLAN

(Full title of the plan)

Randall D. Sampson
President and Chief Executive Officer

Canterbury Park Holding Corporation

1100 Canterbury Road

Shakopee, MN 55379

(Name and address of agent for service)

(952) 496-6429

(Telephone number, including area code, of agent for service)

Copies to:

Thomas G. Lovett, IV

Ballard Spahr LLP

2000 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

(612) 371-3270

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging Growth Company ☐

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share	200,000	$14.98	$2,996,000	$373.00

(1)       Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company’s Common Stock on the Nasdaq Stock Market on March 27, 2018.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Canterbury Park Holding Corporation, a Minnesota corporation, (“CPHC” or the “Company”) to register 200,000 shares of its common stock issuable under the Canterbury Park Holding Corporation Stock Plan (“Stock Plan”).

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

The Company filed a Post-Effective Amendment No. 1 to Form S-8 Registration Statement with the Securities and Exchange Commission SEC on July 1, 2016 (File No. 333-150037) in connection with the Stock Plan. The contents of that Registration Statement are incorporated by references in this Registration Statement.

PART I

Pursuant to the note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by Canterbury Park Holding Corporation with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)       The Registration Current Report on Form 8-K dated March 14, 2018 and March 22, 2018;

(c)       The description of the Company’s Common Stock contained in the Registration Statement on Form S-4 (File No. 333-210977) as declared effective by the Commission on May 27, 2016, including any subsequent amendment or report filed for the purpose of updating this description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of these documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

 Not applicable.

Item 5. Interests of Named Experts and Counsel.

 None.

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 Item 6. Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such person are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

Article IX of the Bylaws of the Company provides that the directors, officers and employees of the Company and other persons serving at the request of the Registrant shall be indemnified to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Description of Document

5.1	*	Opinion of Ballard Spahr LLP.

10.1		Canterbury Park Holding Corporation Stock Plan, as amended through June 7, 2017, is incorporated by reference from Exhibit 10.5 to our Form 8-K dated June 7, 2017.

23.1	*	Consent of Wipfli, LLP.

23.2	*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney, included in Signature Page.

*	Filed herewith.

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Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shakopee, State of Minnesota, on March 30, 2018.

CANTERBURY PARK HOLDING CORPORATION

By:	/s/ Randall D. Sampson
Name: Randall D. Sampson
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randall D. Sampson and Robert S. Wolf, or either of them, as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Curtis A. Sampson	Chairman of the Board	March 30, 2018
Curtis A. Sampson

/s/ Dale H. Schenian	Vice Chair and Director	March 30, 2018
Dale H. Schenian

/s/ Randall D. Sampson	Director	March 30, 2018
Randall D. Sampson

/s/ Burton F. Dahlberg	Director	March 30, 2018
Burton F. Dahlberg

/s/ Carin J. Offerman	Director	March 30, 2018
Carin J. Offerman

/s/ Robert M. Wolf	Chief Financial Officer, Principal	March 30, 2018
Robert M. Wolf	Accounting Officer, and Secretary

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